Exhibit  9(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                             BT PYRAMID MUTUAL FUNDS


                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                BT PYRAMID MUTUAL FUNDS AND BANKERS TRUST COMPANY
                            AS REVISED: JUNE 11, 1997

BT Investment Money Market Fund...............................0.15%
BT Investment Equity 500 Index Fund...........................0.15%
BT Investment Limited Term U.S. Government Securities Fund....0.30%
BT Institutional Asset Management Fund........................0.15%
BT Investment Equity Appreciation Fund
         Advisor Class........................................0.50%
         Investment Class.....................................0.50%
BT PreservationPlus Fund
         Institutional Class..................................0.25%
         Institutional Service Class..........................0.25%
         Investment Class.....................................0.25%
         Service Class........................................0.25%